                                                                   Exhibit 99.2


                             MILLIPORE CORPORATION
                                 80 Ashby Road
                         Bedford, Massachusetts 01730

                                                              February 14, 2002

Dear Millipore Stockholder:

   I am pleased to report that Millipore Corporation's previously announced distribution of shares of common stock of Mykrolis Corporation will occur on February 27, 2002. To effect the distribution, Millipore is distributing all of its shares of the common stock of Mykrolis to Millipore stockholders on a pro rata basis. Mykrolis' common stock trades on the New York Stock Exchange under the symbol "MYK."

   The enclosed information statement describes the distribution of shares of Mykrolis' common stock and contains important information about Mykrolis, including:

    . the U.S. federal income tax treatment as a result of your receipt of shares of Mykrolis Corporation common stock;

    .  how we will determine the number of shares you will receive;

    .  how fractional shares will be treated;

    . a brief description of the background and business of Mykrolis Corporation; and

    .  how you can obtain additional information about these matters.

   Thank you for your investment in Millipore.

                                          Sincerely,


                                          /s/ Francis J. Lunger

                                          FRANCIS J. LUNGER
                                          President and Chief Executive Officer

                             Information Statement

                                Distribution of
                             32,500,000 Shares of
                                 Common Stock
                                      of

                             MYKROLIS CORPORATION

                                      by

                             MILLIPORE CORPORATION

                     to Millipore Corporation Stockholders


   We are sending you this Information Statement because we are distributing an aggregate of 32,500,000 shares of Mykrolis Corporation common stock held by us to the holders of our common stock on a pro rata basis. We are effecting this distribution by distributing approximately .6768132 of a share of Mykrolis common stock as a dividend on each outstanding share of Millipore common stock. The dividend will be payable on February 27, 2002 to holders of shares of Millipore common stock that are issued and outstanding as of February 13, 2002, except that certain persons who acquire shares of Millipore common stock subsequent to February 13, 2002, as described in this Information Statement, may also be entitled to receive the dividend. As of February 13, 2002, there were 39,500,000 shares of Mykrolis common stock issued and outstanding. Following the distribution, all of the 32,500,000 shares of Mykrolis common stock previously held by Millipore will be held by the stockholders of Millipore.


   Mykrolis is a worldwide developer, manufacturer and supplier of liquid and gas delivery systems, components and consumables used to precisely measure, deliver, control and purify the process liquids, gases and chemicals, as well as the deionized water, photoresists and vacuum systems, that are utilized in the semiconductor manufacturing process. On October 3, 2000, we announced a plan to make our microelectronics operating division, subsequently renamed Mykrolis, an independent publicly-traded company focused on the microelectronics industry. In August 2001, Mykrolis completed an initial public offering of 7,000,000 shares of its common stock. Following the distribution, Millipore will no longer own any shares of Mykrolis, and Mykrolis will be a separate, independent, publicly-traded company. Mykrolis common stock currently trades on the New York Stock Exchange under the symbol "MYK."

   No vote of Millipore stockholders is required in connection with the distribution of the shares of Mykrolis common stock. Therefore, you are not required to take any action. Millipore stockholders will not be required to pay for the shares of Mykrolis common stock received by them in the distribution, or to surrender or exchange shares of Millipore common stock in order to receive Mykrolis common stock in the distribution, or to take any other action in connection with the distribution. We are sending you this Information Statement, which contains additional information about the terms of the distribution, certain tax consequences of the distribution, Mykrolis and Mykrolis common stock, for your information only. If you would like more information, you may refer to the Millipore Corporation website at http://www.millipore.com. Millipore, however, does not intend for its website to be considered part of this Information Statement.

   Neither the Securities and Exchange Commission nor any state securities regulators have approved the Mykrolis Corporation common stock to be issued to you pursuant to this distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense. The date of this Information Statement is February 14, 2002.

        This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

                               TABLE OF CONTENTS


  Item                                                                    Page
  ----                                                                    ----
  Information About the Distribution of Shares of Mykrolis Corporation
     The Distribution....................................................  3
     The Number of Shares You Will Receive...............................  3
     Trading Between the Record Date and the Distribution Date...........  3
     When and How You Will Receive the Shares............................  4
     U.S. Federal Income Tax Consequences................................  5
  Information About Mykrolis
     Mykrolis' Business..................................................  7
     Background of the Separation of Mykrolis from Millipore Corporation.  8
  Information About Mykrolis Common Stock
     Mykrolis Common Stock...............................................  8
     Market for Mykrolis Common Stock....................................  9
     Mykrolis Transfer Agent.............................................  9
  Where You Can Find Additional Information..............................  9

                INFORMATION ABOUT THE DISTRIBUTION OF SHARES OF
                             MYKROLIS CORPORATION

The Distribution


   On January 28, 2002, the board of directors of Millipore Corporation approved the distribution of the shares of common stock of Mykrolis Corporation held by Millipore to the holders of Millipore common stock. To effect this distribution, the Millipore board of directors declared a dividend on Millipore common stock consisting of 32,500,000 shares of Mykrolis common stock owned by Millipore. These shares represent all of the shares of Mykrolis Corporation capital stock beneficially owned by Millipore. The dividend will be distributed after the close of the market on February 27, 2002, in the amount of approximately .6768132 of a share of Mykrolis common stock for each share of Millipore common stock outstanding on the record date as described below.


   You will not be required to pay any cash or other consideration for the shares of Mykrolis common stock distributed to you or to surrender or exchange your shares of Millipore common stock to receive the dividend of Mykrolis common stock. The Mykrolis common stock that you will receive is the same as the Mykrolis common stock that trades on the New York Stock Exchange under the symbol "MYK."

The Number of Shares You Will Receive


   For each share of Millipore common stock that you own at 5:00 p.m., Eastern time, on February 13, 2002, the record date for the distribution, you will be entitled to receive that number of whole shares of Mykrolis common stock equal to the quotient obtained by dividing (a) 32,500,000, the total number of shares of Mykrolis common stock to be distributed, by (b) the approximate number of shares of Millipore common stock outstanding at 5:00 p.m., Eastern time, on the record date. Thus, the following equation determines the number of shares of Mykrolis common stock you will receive for each share of Millipore common stock you hold:


   Total number of shares of Mykrolis
   common stock to be distributed

   _____________________________________________   =  32,500,000  /
48,019,158  =  .6768132

   Total number of shares of Millipore common stock outstanding as of 5:00 p.m., Eastern time, on February 13, 2002, the record date


   Based on the approximate number of shares of Millipore common stock outstanding as of February 13, 2002, you will be entitled to receive approximately .6768132 of a share of Mykrolis common stock for each share of Millipore common stock you owned at 5:00 p.m., Eastern time, on the record date.


Trading Between the Record Date and the Distribution Date

   Between the record date and the close of the market on February 27, 2002, the distribution date, there will be two markets in Millipore common stock, a "regular way" market and an "ex-dividend" market. Shares that trade on the regular way market will trade with an entitlement to shares of Mykrolis common stock that are distributed. Shares that trade on the ex-dividend market will trade without an entitlement to shares of Mykrolis common stock that are distributed. Therefore, if you owned shares of Millipore common stock at 5:00 p.m., Eastern time, on the record date, and sell those shares on the regular way market prior to the close of the market on February 27, 2002, the distribution date, you will also be trading the shares of Mykrolis common stock that would have been distributed to you pursuant to the distribution. If you sell those shares of Millipore common stock on the ex-dividend market prior to the distribution date, you will still receive the shares of Mykrolis common stock that were to be distributed to you as a result of your ownership of those shares of Millipore common stock on the record date.

   Mykrolis' common stock currently trades on the New York Stock Exchange under the symbol "MYK."

When and How You Will Receive the Shares

   We will distribute the dividend after the close of the market on February 27, 2002 by releasing to Equiserve Trust Company, N.A., the distribution agent, the shares of Mykrolis common stock to be distributed. Equiserve Trust Company, N.A. also serves as transfer agent and registrar for the Mykrolis common stock.

   As of 5:00 p.m., Eastern time, on February 27, 2002, the distribution date, each Millipore stockholder who held their shares of Millipore common stock at 5:00 p.m., Eastern time, on February 13, 2002, the record date, will be credited with the number of whole shares of Mykrolis common stock to which that Millipore stockholder is entitled in the distribution. If you hold physical stock certificates representing your shares of Millipore common stock, you will initially have your ownership of Mykrolis common stock registered only in book-entry from. Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders. If your shares of Millipore common stock are held through a stock brokerage firm, you will initially have your ownership of Mykrolis common stock recorded on your brokerage firm's books.

   Commencing on or shortly after the distribution date, if you hold physical stock certificates representing your shares of Millipore common stock and you are the registered holder of the Millipore shares represented by those certificates, the distribution agent will mail to you an account statement indicating the number of shares of Mykrolis common stock that have been registered in book-entry form in your name. You will receive additional information regarding book-entry registration at the time of the distribution. If you have any questions concerning the mechanics of having shares of Mykrolis common stock registered in book-entry form, we encourage you to contact Equiserve Trust Company, N.A. by telephone at (800) 730-4001.

   Most Millipore stockholders hold their Millipore shares through a stock brokerage firm. In such cases, the brokerage firm holds your stock in "street name" and your ownership is recorded on the brokerage firm's books and not directly on Millipore's books. If you hold your Millipore stock through a stock brokerage firm, rather than receiving a stock certificate after the distribution date, your brokerage firm will electronically credit your account for the shares of Mykrolis common stock that you receive in the distribution. If you have any questions concerning the mechanics of having shares of Mykrolis common stock held in "street name," we encourage you to contact your stock brokerage firm.


   Following the distribution date, you may obtain at any time without charge a physical stock certificate representing your shares of Mykrolis common stock. If your Mykrolis shares are registered in book-entry form, you may obtain a physical stock certificate by contacting Equiserve Trust Company, N.A., the transfer agent and registrar for the Mykrolis common stock, at the address and telephone number set forth on page 9 of this Information Statement. If your Mykrolis shares are held in "street name" by your stock brokerage firm, you may obtain a physical stock certificate by contacting your stock brokerage firm.


   The distribution agent will not deliver any fractional shares of Mykrolis common stock in connection with the distribution. Instead, the distribution agent will aggregate all fractional shares and sell them in the open market on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. The distribution agent will determine, in its sole discretion, how, when, through which broker-dealer and at what price to make these sales. We estimate that it should generally take about two weeks from the distribution date for the distribution agent to complete these mailings.

U.S. Federal Income Tax Consequences

   Tax-Free Status of the Distribution. We have received a private letter ruling from the Internal Revenue Service stating that our distribution of Mykrolis common stock to our common stockholders will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

    . Millipore common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Mykrolis common stock as a result of the distribution; and

    . Millipore will not recognize a gain or loss by reason of the distribution.

   Although private letter rulings are generally binding on the Internal Revenue Service, we will not be able to rely on this ruling if any of the factual representations or assumptions that we made to obtain this ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the Internal Revenue Service subsequently held our distribution to be taxable, the statements above would not apply and both we and our stockholders could be subject to U.S. federal income tax.

   Subsequent Sale of Stock. If you sell your shares of Mykrolis common stock or Millipore common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

   Allocation of Tax Basis. The tax basis in your shares of Millipore common stock immediately prior to the distribution will be allocated between your Mykrolis common stock and Millipore common stock in proportion to their relative fair market values on February 27, 2002, the distribution date. Following the distribution, your aggregate tax basis in your shares of Millipore common stock and Mykrolis common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Millipore common stock immediately prior to the distribution.

   To determine your tax basis in your shares of Millipore common stock, you must first determine (1) the date on which you acquired your Millipore common stock, and (2) the cost of your shares on that date. Because Millipore has declared stock splits in the past, your tax basis in any shares of Millipore common stock acquired prior to a stock split must be divided between the shares you held prior to the stock split and the shares you received pursuant to the stock split. If you acquired your shares of Millipore common stock on more than one occasion, you will need to allocate your tax basis separately for each group of shares of Millipore common stock you hold.

   Holding Period. The holding period for capital gains purposes of the shares of Mykrolis common stock that you receive as a result of the distribution will include, and be the same as, the holding period for your shares of Millipore common stock with respect to which you received your distribution of Mykrolis common stock, provided that your shares of Millipore common stock are held as a capital asset on the distribution date.

   Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of Mykrolis common stock as part of the distribution, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Millipore common stock with respect to which you received your distribution of Mykrolis common stock.

   Examples. To aid you in calculating the allocation of your tax basis, we have provided examples below, based on the fictitious Companies P and S. In the following examples, "Company P" is the name of the parent company distributing shares of its subsidiary, "Company S." Pursuant to Company P's distribution of the stock it holds of Company S, each holder of Company P common stock is entitled to receive .25 of a share of Company S common stock for every share of Company P common stock held by such holder.




    1. On April 20, 2001, Stockholder purchased 100 shares of Company P common stock at $60 per share for a total of $6,000. Stockholder's tax basis in her shares of Company P common stock is $6,000. After the distribution, Stockholder receives 25 shares of Company S common stock. On June 1, 2002, Stockholder sold her shares of Company P common stock for $75 per share and Company S common stock for $50 per share. Stockholder's proceeds from the sales totaled $8,750. Stockholder's aggregate tax basis in the shares of Company P common stock and Company S common stock was $6,000. Therefore, Stockholder will be subject to long-term capital gains tax on $2,750.

    2. On April 20, 2001, Stockholder purchased 50 shares of Company P common stock at $60 per share for a total of $3,000. Upon the distribution, Stockholder was entitled to 12.5 shares of Company S common stock. Stockholder received 12 shares of Company S common stock and $20 in cash, one-half of the value of one share of Company S common stock. Immediately following the distribution, the fair market value of Company P common stock was $70 per share and the fair market value of Company S common stock was $40 per share. Stockholder's aggregate tax basis in the shares of Company P common stock and Company S common stock (including the fractional share) is $3,000. Because each holder of Company P common stock was entitled to receive .25 of a share of Company S common stock in the distribution for each share of Company P common stock held by such holder, the relative fair market value of Company S common stock to Company P common stock on the distribution date was $500 to $3,500 (12.5 multiplied by $40 per share, and 50 multiplied by $70 per share). Based on these relative fair market values, 12.5% (the $500 fair market value of Company S common stock divided by $4,000, the sum of the fair market values of Company P common stock and Company S common stock) of Stockholder's aggregate tax basis in her Company P common stock must be allocated to her Company S common stock. Accordingly, Stockholder's aggregate tax basis in her Company P common stock would be reduced to $2,625 (87.5% of $3,000), or $52.50 per share ($2,625 divided by 50 shares), and Stockholder's aggregate tax basis in her Company S common stock (including the fractional share) would be $375 (12.5% of $3,000), or $30 per share ($375 divided by 12.5 shares).



Because the receipt of cash in lieu of fractional shares results in the recognition of gain or loss for U.S. Federal income tax purposes, measured by the difference between the cash received for such fractional shares and the tax basis in such fractional shares, Stockholder will be subject to long-term capital gains tax on $5 ($20 cash received in lieu of one-half of one share of Company S common stock minus $15 tax basis allocated to such fractional share).

   State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Mykrolis common stock and any payment for fractional shares.

   Tax Return Statement. U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the distribution occurs. Within a reasonable time after completion of the distribution, we will provide you with the information necessary to comply with that requirement. You should retain this statement so that it can be completed and attached to your tax return.

   The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to Millipore stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the distribution, including the state, local and (if applicable) foreign tax consequences.

                          INFORMATION ABOUT MYKROLIS

Mykrolis' Business

   In the early 1980's, Millipore internally developed products with applications in semiconductor manufacturing, which became the Millipore microelectronics business unit. Subsequently, through internal development and acquisitions, Millipore expanded that business unit into the business that now makes up Mykrolis Corporation.

   Mykrolis is a worldwide developer, manufacturer and supplier of liquid and gas delivery systems, components and consumables used to precisely measure, deliver, control and purify the process liquids, gases and chemicals, as well as the deionized water, photoresists and vacuum systems, that are utilized in the semiconductor manufacturing process. In addition, Mykrolis' products are used to manufacture a range of other products, such as flat panel displays, high purity chemicals, photoresists, solar cells, gas lasers, optical disks and fiber optic cables. Mykrolis' products use purification technologies to remove particles, ions and molecules from liquid or gas streams, as well as electro-mechanical, pressure differential and related technologies to permit semiconductor and other electronics manufacturers to monitor and control the flow and condition of liquids, gases and vacuum systems used in these manufacturing processes. Mykrolis' specially designed proprietary filters remove sub-micron sized particles and bubbles from the different chemical fluid streams, typically liquid or gas, that are used in the manufacturing process.

   Mykrolis is an integrated multinational manufacturer, and sells its products and services to semiconductor device manufacturers, as well as to original equipment manufacturers and materials suppliers to those companies. Mykrolis sells its products primarily through its direct sales force located in over 19 offices worldwide. Mykrolis also has a network of service and support facilities to serve its customers worldwide. Mykrolis' major customer groups include semiconductor device manufacturers, semiconductor original equipment manufacturers and gas and chemical materials companies. Mykrolis' customers include most major semiconductor device manufacturers and semiconductor equipment suppliers in the United States, Japan, Taiwan, Korea and Europe, as well as other electronic device manufacturers.

   As of January 1, 2002, Mykrolis had approximately 927 full-time employees. Mykrolis' principal executive offices are located at One Patriots Park, Bedford, Massachusetts 01730, and its telephone number is (877) 695-7654.

   Mykrolis maintains a website on the Internet at http://www.mykrolis.com. Information contained in Mykrolis' website is not incorporated by reference into this Information Statement, and you should not consider that information as part of this Information Statement.

Background of the Separation of Mykrolis from Millipore Corporation

   On October 3, 2000, Millipore announced its plan to make its microelectronics operating division, which was subsequently organized as Mykrolis Corporation, an independent, publicly-traded company focused on the microelectronics industry. Mykrolis Corporation is a Delaware corporation organized in October 2000 as a wholly-owned subsidiary of Millipore. In connection with its incorporation, Mykrolis issued 32,500,000 shares of Mykrolis common stock to Millipore. On March 31, 2001, Millipore effected the separation of our business from Mykrolis' business pursuant to the master separation and distribution agreement and the other related separation agreements. Since March 31, 2001, Mykrolis has operated substantially as a separate company from Millipore under the direction of Mykrolis' board of directors.

   At the time of the separation, Mykrolis entered into various agreements with Millipore related to interim and ongoing services and relationships between Millipore and Mykrolis such as information technology support services, supply chain management, human resources administration, research and development, product order administration, customer support, manufacture of membranes, product distribution, buildings and facilities, treasury services and legal, tax and accounting services. The terms of those agreements, which were negotiated in the context of a parent-subsidiary relationship, may be more or less favorable to Millipore or Mykrolis than if they had been negotiated with unaffiliated third parties.


   Mykrolis' board of directors and Millipore's board of directors approved the initial public offering of shares of Mykrolis common stock in March 2001 and July 2001, respectively. After the completion of Mykrolis' initial public offering in August 2001, Millipore continued to own 32,500,000 shares of Mykrolis' common stock, which represented approximately 82.3% of Mykrolis' outstanding common stock.



   On January 28, 2002, Millipore's board of directors approved the distribution of the 32,500,000 shares of Mykrolis common stock owned by Millipore to the holders of Millipore common stock by means of a dividend as described in this Information Statement. After the distribution, Millipore will not own any shares of Mykrolis common stock, and Mykrolis will be a separate, independent, publicly-traded company. On January 28, 2002, Millipore announced that it will distribute on February 27, 2002 all of the shares of Mykrolis common stock it owns to the holders of Millipore common stock as of February 13, 2002 on a pro rata basis, except that certain persons who acquire shares of Millipore common stock subsequent to February 13, 2002, as described in this Information Statement, may also be entitled to receive the dividend.


                    INFORMATION ABOUT MYKROLIS COMMON STOCK

Mykrolis Common Stock

   Under Mykrolis' Restated Certificate of Incorporation, Mykrolis' authorized capital stock consists of 250,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of January 1, 2002, there were 39,500,000 shares of Mykrolis common stock outstanding and no shares of Mykrolis preferred stock outstanding.

   Prior to the distribution, Millipore will own 32,500,000 shares of the issued and outstanding Mykrolis common stock. Following the distribution, those 32,500,000 shares of the issued and outstanding Mykrolis common stock will be owned by the stockholders of Millipore pro rata based on their ownership of Millipore common stock.

   Holders of Mykrolis common stock are entitled to one vote per share on all matters to be voted on by Mykrolis stockholders.

Market for Mykrolis Common Stock

   Mykrolis common stock currently trades on the New York Stock Exchange under the symbol "MYK." A public market was established for the Mykrolis common stock as a result of Mykrolis' initial public offering in August 2001.

   The following table sets forth, for the periods indicated, the high and low last sale prices of Mykrolis common stock as reported on the New York Stock Exchange. We urge you to obtain current quotations for the Mykrolis common stock. Since Mykrolis' initial public offering in August 2001, the market price of the Mykrolis common stock has fluctuated widely. Consequently, both the historical and current market price of the Mykrolis common stock may not be indicative of future market prices for the Mykrolis common stock.


             2001                                      High   Low
             ----                                      ----- -----
             Third Quarter (August 9 to September 30)  16.25  8.97
             Fourth Quarter (October 1 to December 31) 16.00  7.51

             2001
             ----
             First Quarter (January 1 to February 13)  14.75 11.95


Mykrolis Transfer Agent

   The transfer agent and registrar for the Mykrolis common stock is EquiServe Trust Company, N.A. You may contact the transfer agent and registrar at the address and telephone number set forth below. All correspondence should be sent to the following address:

   EquiServe, L.P.
   Shareholder Services
   P.O. Box 43010
   Providence, RI 02940-3010
   Telephone Number (800) 730-4001

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


   Mykrolis and Millipore are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. Mykrolis has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Mykrolis, we urge you to read Mykrolis' reports filed with the SEC.


   You may read and copy Mykrolis' and Millipore's reports filed with the SEC at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. You may also inspect these reports at the SEC's website at http://www.sec.gov, or you may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.